Exhibit 23.3

[Letterhead of WLR Consulting, Inc.]

CONSENT OF WLR CONSULTING, INC.

The undersigned, WLR Consulting, Inc., hereby states as follows:

Our firm prepared estimates of reserves and resources, and issued a technical report in March 2005, with updates in May 2006 and March 2007 (collectively, the "Technical Reports") concerning the Cerro San Pedro Mine, for Metallica Resources Inc. (the "Company"), portions of which are summarized under the caption "Item 4. Information on the Company – D. Property, Plant and Equipment – The Cerro San Pedro Project, Mexico" in the Annual Report on Form 20-F of the Company for the year ended December 31, 2006 (the "Form 20-F"), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Reports, including the references to our firm included with such information, as set forth above in the Form 20-F.

WLR Consulting, Inc.

By: /s/ William L. Rose
       Name: William L. Rose
       Title: President

Date: December 7, 2007